First National Bank
Omaha

TERMINATION AGREEMENT
BETWEEN FIRST NATIONAL BANK OF OMAHA
AND CARDINAL ETHANOL, LLC
dated as of October 8,2013

The parties hereby terminate the interest rate swap transaction ("Swap Transaction"), evidenced by the Confirmation dated as of December 19, 2006, Reference Number 21265, with an initial Notional Amount of $41,500,000.00, executed by the parties, together with their obligations with respect to such Swap Transaction under the ISDA Master Agreement dated as of December 19, 2006 (the "Master Agreement") between them. In consideration of such termination, the following Termination Fee shall be payable.

Termination Fee:        $662,597.00
Payable by:        Cardinal Ethanol, LLC
Due Date:        October 10, 2013
Payable to:        First National Bank of Omaha

Any other Transactions currently outstanding under the Master Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties have executed this Termination Agreement effective as of the date hereof.

First National Bank of Omaha

By: /s/ Jeremy Reineke
Name: Jeremy Reineke
Title: Vice President

Cardinal Ethanol, LLC

By: /s/ William Dartt
Name: William Dartt
Title: CFO